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                                                                     Exhibit 5.1


May 26, 2000

Household International, Inc.
2700 Sanders Road
Prospect Heights, IL 60070

Re: Combined Registration Statement on Form S-3, relating to Junior Subordinated Debt Securities and Trust Preferred or Capital Securities Guarantee of Household International, Inc. and the Trust Preferred or Capital Securities of Household Capital Trust V-Registration
     Nos. 333-33052 and 333-33052-1.

Ladies and Gentlemen:

As Vice President-Corporate Law and Assistant Secretary of Household International, Inc. ("Household"), I am generally familiar with the proceedings in connection with the Registration Statement on Form S-3 of Household and Household Capital Trust V (the "Trust") filed with the Securities and Exchange Commission (the "Commission") on March 22, 2000, as amended by Amendment No. 1 filed on April 4, 2000, post-effective Amendment No. 1 filed on May 4, 2000 and post-effective Amendment No. 2 to be filed on or about May 26, 2000 (as amended, the "Registration Statement"), relating to the registration under the Securities Act of 1933, as amended (the "Securities Act"), of preferred beneficial interests of the Trust (the "Trust Preferred Securities"), subordinated debt securities (the "Junior Subordinated Notes") and a preferred securities guarantee, (the "Preferred Securities Guarantee"), guaranteeing distributions on the Trust Preferred Securities to the extent set forth in a Preferred Securities Guarantee Agreement) a form of which is filed as an exhibit to the Registration Statement (the "Guarantee Agreement"). The Junior Subordinated Notes, which constitute unsecured junior subordinated debt of Household, will be issuable under an Indenture dated as of May 15, 1995, between Household and Bank One, National Association (formerly the First National Bank of Chicago), as Trustee and a Fourth Supplemental Indenture to be dated as of April 1, 2000 (together, the "Indenture"). The Indenture, or forms as filed thereof, have been included as exhibits to the Registration Statement as filed with the Commission.

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Household International, Inc.
May 26, 2000
Page 2


Based upon my review of the records and documents of Household I am of the opinion that:

1. Household is a corporation duly incorporated and validly existing under the Laws of the State of Delaware.

2. Each of the Indenture and the Guarantee Agreement will, after being duly authorized, executed and delivered by Household, constitute, a valid and legally binding instrument of Household enforceable in accordance with its terms, except as enforcement of the provisions thereof may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity of at law).

3. When (i) the Registration Statement filed by Household with respect to the Junior Subordinated Notes and the Preferred Securities Guarantee shall have become effective under the Securities Act, (ii) the issuance of Junior Subordinated Notes and the Preferred Securities Guarantee have been duly authorized by the appropriate corporate action, and (iii) such Junior Subordinated Notes and the Preferred Securities Guarantee have been duly executed, authenticated, issued and delivered against payment of the agreed consideration therefor in accordance with the appropriate Indenture or Guarantee Agreement as described in the Registration Statement, including the Prospectus relating to the offering of Trust Preferred Securities, such Junior Subordinated Notes and the Preferred Securities Guarantee will be legally and validly issued and will be the legal and binding obligations of Household enforceable in accordance with their terms, except as enforcement of the provisions thereof may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the heading "Legal Matters" in any Preliminary Prospectus or Prospectus forming a part of the Registration Statement.

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Household International, Inc.
May 26, 2000
Page 3

In giving such consent I do not admit that I am in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ John W. Blenke
John W. Blenke